FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 18, 2006
MGIC Investment Corporation
(Exact Name of Registrant as Specified in Its Charter)
Wisconsin
(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475

(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of Principal Executive Offices)	(Zip Code)
(414) 347-6480
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
SIGNATURES
INDEX TO EXHIBITS
Amended and Restated Bylaws

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) Effective December 18, 2006, Section 3.01 of our Bylaws was amended to add a new Section 3.01(d). Section 3.01(d) requires a director nominee (including an incumbent director) to agree to submit an irrevocable resignation if he or she does not receive a Majority Vote in an election in which the number of candidates does not exceed the number of directors to be elected. The effectiveness of any such resignation will be contingent upon the Board of Directors’ acceptance. The Management Development, Nominating and Governance Committee of the Board will recommend to the Board whether such resignation should be accepted or rejected. The Board must accept or reject any such resignation based upon such factors as the Board deems appropriate within 90 days after the election. “Majority Vote” means that when there is a quorum present more than 50% of the votes cast in the election of such director were “for” the election of such director, with votes cast being equal to the total of the votes “for” the election of such director plus the votes “withheld” from the election of such director.
     Our Bylaws, as amended, are filed as Exhibit 3 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the actual text of our Bylaws.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: December 18, 2006	/s/ JEFFREY H. LANE
Jeffrey H. Lane
Senior Vice President and Secretary

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INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

3	MGIC Investment Corporation Bylaws, as amended

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